Exhibit 99.2

Investors, Customers, and Employees – November 5, 2024

BigBear.ai continues to focus on our mission of creating clarity for the world’s most complex decisions, delivering enabling technology and expertise so our customers can take action faster.

This quarter showed further progress towards building a long-term sustainable business. BigBear.ai is differentiated through the combination of our deep expertise in the markets we serve paired with world-class technology. We deliver solutions that are relevant and solve real customer challenges. We are proud of the people who make up our great company and the work that we do.

Recently, we appointed Carl Napoletano as our Chief Operating Officer to drive efficiency, cohesion and excellence across BigBear.ai. We have also continued to achieve new milestones and successes as a business in the last quarter, some of which we have outlined below. ConductorOS, our distributed AI orchestration platform, was recognized as a Tier 1 technology in the U.S. Department of Defense (DoD) Rapid Defense Experimentation Reserve Technology Readiness Experimentation (RDER T-REX)24-2 event held in August. Additionally, our team showcased capabilities of ConductorOS in the U.S. Navy’s Mission Autonomy Proving Ground (MAPG) series of exercises.

At the RDER TREX24-2 event, ConductorOS was deployed in a live environment, displaying mission effectiveness through real-time AI inference across edge devices and third-party technology providers. For those who have not seen the video on ConductorOS at RDER T-REX24-2, it highlights how our technology and mission focus are having a real-world impact: https://bigbear.ai/resources/conductoros-at-t-rex-24-2/.

If you are interested in the details of our financial numbers, check out the full press release that we published earlier today. We have also provided a few highlights below.

Thank you again for your support as we focus on the future. I look forward to catching up with you all soon.

Warm regards,

Mandy Long
CEO, BigBear.ai

Total SG&A expenses reduced by $5.9M and 25% QoQ in Q3 2024 compared to Q2 2024.
•Continued focus on cost management with Q3 2024 Recurring SG&A* at $11.6M — down $0.7M and 6% from Q3 23

Total Adjusted EBITDA* of positive $0.9M in Q3 2024 compared to $0.2M in Q3 2023
•27% improvement QoQ in Breakeven Revenue* at $38.2M compared to Q2 2024 at $52.1M
•$0.7M YoY improvement in Adjusted EBITDA* at 2.3% adjusted EBITDA margin
*These are non-GAAP measures. See Appendix section for reconciliation of Non-GAAP metrics.

BigBear.ai Awarded Contract to Deliver the U.S. Army’s Global Force Information Management - Objective Environment (GFIM-OE)	BigBear.ai and Concept Solutions Team Awarded Shared IDIQ contract with U.S. Federal Aviation Administration (FAA)

The U.S. Army awarded BigBear.ai a five-year $165.15 million sole source prime contract for GFIM production services. Since 2021, BigBear.ai has been working with the Army to transform 15 legacy systems into an enterprise-wide intelligent automation platform, supporting the Secretary of the Army’s vision for data-centric force management. Building on the contributions through Phase 1 and Phase 2, this contract will support the continued development and transition of GFIM-OE capabilities to production.

BigBear.ai received an award as a subcontractor to Concept Solutions, LLC (CS). CS is one of fourteen companies awarded a FAA Information Technology Innovative Procurement Strategic Sourcing (ITIPSS) contract supporting the Office of Information Technology (AIT). This multiple-award IDIQ contract, with a $2.4 billion shared ceiling over ten years, will enable the FAA to acquire a full range of IT capabilities, solutions, and emerging technologies, offering state-of-the-art IT-related service solutions.

Read the PR: https://bit.ly/4feL8b7	Read the PR: https://bit.ly/3UkGpwG

BigBear.ai Implements Biometric Boarding Solutions for Denver International Airport (DEN)	ConductorOS Excellence at RDER T-REX24-2

BigBear.ai announced a successful installation of veriScan, BigBear.ai’s biometric verification solution, at DEN. veriScan is now deployed at 14 international departure gates at DEN, impacting the boarding process for over 46,600 international departing passengers. BigBear.ai’s veriScan offers a seamless experience for proper identification of individuals traveling internationally in settings with required security protocols. veriScan allows airlines at DEN to reduce boarding times.

BigBear.ai demonstrated ConductorOS, the Company’s AI orchestration platform, at the DoD Office of the Under Secretary of Defense for the RDER T-REX24-2 event, highlighting its capabilities in edge AI orchestration. ConductorOS was recognized as a Tier 1 technology.

Read the PR: https://bit.ly/4hyzV7k	Watch the Video: https://bit.ly/3YLPWiC

BigBear.ai, U.S. Navy to Exercise Mission Autonomy Proving Ground (MAPG)	Carl Napoletano Appointed as BigBear.ai Chief Operating Officer

BigBear.ai announced its participation in previous and upcoming showcases with the U.S. Navy’s MAPG series of exercises, providing maritime domain awareness and AI orchestration. In collaboration with the U.S. Navy, BigBear.ai will continue to showcase ConductorOS, the company’s AI, data and sensor orchestration platform, to demonstrate multi-vendor interoperability and AI deployment for the maritime domain.

Napoletano will continue to report directly to CEO Mandy Long. Napoletano has held a number of senior leadership positions at BigBear.ai, most recently serving as Vice President of Special Projects, where he oversaw the strategic integration of major acquisitions, including Pangiam.

Read the PR: https://bit.ly/48uLFU4	Read the PR: https://bit.ly/3Yfd6fT

BigBear.ai Receives Additional “Awardable” Status for DoD Work in the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace

BigBear.ai announced additional “Awardable” status through the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace. The Tradewinds Solutions Marketplace is the premier offering of Tradewinds, the DoD’s suite of tools and services designed to accelerate the procurement and adoption of Artificial Intelligence (AI)/Machine Learning (ML), data, and analytics capabilities. Available capabilities include Trueface, BigBear.ai's proprietary facial recognition software, and support for the DoD Joint Staff J3’s ORION, a technology-enabled decision-making platform.

Forward-Looking Statements

This presentation contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to this letter. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; risks regarding the market and our customers accepting and adopting our products, including future new product offerings; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this presentation. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Information

This presentation includes financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Recurring SG&A and Breakeven Revenue to Achieve Breakeven Adjusted EBITDA . We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring integration costs and strategic initiatives, capital market advisory fees, commercial start-up costs, non-recurring litigation, transaction expenses and goodwill impairment. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue. Adjusted Gross Margin is defined as gross margin adjusted for equity-based compensation allocated to cost of revenues. Recurring SG&A is defined as Total SG&A adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring integration costs and strategic initiatives, non-recurring litigation costs, and the write-off of bad debt from the Virgin Orbit bankruptcy. Breakeven Revenue to Achieve Breakeven Adjusted EBITDA is defined as Adjusted EBITDA divided by Adjusted Gross Margin, followed by the addition of Revenues. Reconciliations to the most directly comparable GAAP measures are provided in the Appendix to this presentation.

Adjusted EBITDA Calculation

Key Metric: ($ thousands)	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	3Q 24
Revenue	$40,651	$40,357	$42,154	$38,459	$33,988	$40,563	$33,121	$39,783	$41,505
Net (loss) income	(16,110)	(29,895)	(26,214)	(16,895)	3,999	(21,256)	(125,147)	(11,737)	(12,176)
Interest expense	3,557	3,770	3,556	3,560	3,540	3,544	3,555	3,551	3,541
Interest income	—	—	—	—	(86)	(306)	(447)	(725)	(635)
Income tax expense (benefit)	252	(226)	59	(3)	(5)	50	(14)	15	21
Depreciation & amortization	2,038	1,994	1,986	1,979	1,971	1,965	2,439	2,907	3,394
EBITDA	$(10,263)	$(24,357)	$(20,613)	$(11,359)	$9,419	$(16,003)	$(119,614)	$(5,989)	$(5,855)

Adjustments:
Equity-based compensation	$2,222	$(295)	$3,805	$3,994	$4,793	$6,079	$5,156	$5,749	$5,168
Employer payroll taxes related to equity-based compensation	—	—	183	174	8	75	664	48	29
Net (decrease) increase in fair value of derivatives	(102)	(27)	10,567	3,121	(15,659)	9,395	23,992	(7,882)	(1,278)
Restructuring charges	1,562	2,641	755	25	-	42	860	457	—
Non-recurring integration costs and strategic initiatives	2,075	781	1,508	813	159	545	1,334	2,923	2,310
Non-recurring litigation	—	—	—	—	—	2,250	(121)	666	574
Transaction expenses	566	454	—	—	1,437	1,284	1,103	347	—
Goodwill impairment	—	18,292	—	—	—	—	85,000	—	—
Adjusted EBITDA	$(3,940)	$(2,511)	$(3,795)	$(3,232)	157	$3,667	$(1,626)	$(3,681)	$948
Gross margin	28.9%	29.2%	24.2%	23.3%	24.7%	32.1%	21.1%	27.8%	25.9%
Net (loss) income margin	(39.6%)	(74.1%)	(62.2%)	(43.9%)	11.8%	(52.4%)	(377.8%)	(29.5)%	(29.3)%
Adjusted EBITDA margin	(9.7%)	(6.2%)	(9.0%)	(8.4%)	0.5%	9.0%	(4.9%)	(9.3)%	2.3%
Appendix 1

Adjus

Recurring SG&A Calculation

Key Metric: ($ thousands)	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	3Q 24
Selling, general and administrative	$20,233	$15,570	$20,362	$16,930	$15,533	$18,232	$16,948	$23,364	$17,485
Equity-based compensation allocated to selling, general and administrative expense	(1,635)	1,279	(2,803)	(2,319)	(3,071)	(3,156)	(2,171)	(3,980)	(3,029)
Non-recurring integration costs and strategic initiatives	(2,075)	(781)	(1,508)	(813)	(159)	(545)	(1,334)	(2,923)	(2,310)
Non-recurring litigation	—	—	—	—	—	(2,250)	121	(666)	(574)
Write-off of bad debt - Virgin Orbit bankruptcy	—	—	(750)	(675)	(50)	—	—	—	—
Adjusted (recurring) selling, general and administrative expenses	$16,523	$16,068	$15,301	$13,123	$12,253	$12,281	$13,564	$15,795	$11,572
ted EBITDA Calculation

Breakeven Revenue to Achieve Breakeven Adjusted EBITDA Calculation

Key Metric: ($ thousands)	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24	3Q 24
Revenues	$40,651	$40,357	$42,154	$38,459	$33,988	$40,563	$33,121	$39,783	$41,505
Gross margin ($)	11,751	11,785	10,213	8,963	8,409	13,016	6,986	11,063	10,766
Gross margin (%)	28.9%	29.2%	24.2%	23.3%	24.7%	32.1%	21.1%	27.8%	25.9%
Equity-based compensation allocated to cost of revenues	571	892	874	1,442	1,498	1,632	2,653	799	1,318
Adjusted gross margin ($)	$12,322	$12,677	$11,087	$10,405	$9,907	$14,648	$9,639	$11,862	$12,084
Adjusted gross margin (%)	30.3%	31.4%	26.3%	27.1%	29.1%	36.1%	29.1%	29.8%	29.1%

Adjusted EBITDA	$(3,940)	$(2,511)	$(3,795)	$(3,232)	157	$3,667	$(1,626)	$(3,681)	$948
/ Adjusted gross margin %	30.3%	31.4%	26.3%	27.1%	29.1%	36.1%	29.1%	29.8%	29.1%
Additional revenue required to achieve breakeven adjusted EBITDA	$12,998	$7,994	$14,440	$11,946	$(539)	$(10,155)	$5,587	$12,345	$(3,256)
Revenues	$40,651	$40,357	$42,154	$38,459	$33,988	$40,563	$33,121	$39,783	$41,505
Total revenue to achieve breakeven adjusted EBITDA	$53,649	$48,351	$56,594	$50,405	$33,449	$30,408	$38,708	$52,128	$38,249
Appendix 2